Exhibit (C)(3)

Private & Confidential [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24 b - 2 of the Securities Exchange Act of 1934 , as amended . This information has been filed separately with the Securities and Exchange Commission . Project Cheetah Special Committee Materials for Discussion February 13, 2024

Agenda & Participants 2 ▪ When: Tuesday, February 13 – 9:00pm PT ▪ Where: Online Zoom Meeting A g e n d a I t e m s ▪ Status Update ▪ Valuation Discussion ▪ Attendees ‒ Special Committee ‒ Cooley ‒ Craig - Hallum

Project Cheetah Process Update Summary

- **Following the Jan 23rd Special Committee meeting, Craig-Hallum reached out to the 7 additional parties authorized**

Outreach Process

- **5 Parties** - [***], [***], [***], [***], and [***] - have passed
- **3 Parties** – [***], [***] and [***] requested a call with the Craig-Hallum team to discuss, which were held on Jan 29, Jan 30 and Feb 6 respectively
- **2 Parties** - [***] and [***] requested NDAs. [***] has provided a redline to the NDA to which to which we have responded. Neither NDA has yet been signed

Contacted	Call with C-H Team	NDA Sent	NDA Signed	Passed
[***]	[***]	[***]		[***]
[***]	[***]	[***]		[***]
[***]	[***]			[***]
[***]				[***]
[***]				[***]
[***]				
[***]				

CRAIG-HALLUM CAPITAL GROUP LLC | 3

Discussion of [***] Offer – Implied Enterprise Value ▪ Overview of $3.17 per share offer price ▪ Analysis is based on most recent share, RSU, PSU, option and Non - Qual data received from the Company as well as preliminary 12/31/23 balance sheet data provided by the Company 4 $ in thousands, except per share data Purchase Price Consideration Options value $762 - Based on 349,439 options with $1.00 strike price and 1,849 Implied Total Equity Purchase Price $52,693 options with $1.10 strike price 1 Non - Qualified Stock $15 - Based on 7,347 non - qualified stock with $1.10 strike price 2 Implied Value of All Common Stock Outstanding $50,235 - Based on 15,846,935 shares outstanding RSU Value $1,681 - Based on 530,164 RSUs outstanding PSU Value $0 - All PSUs vest at $150.00 per share Less: Cash 12/31/2023 $57,658 Plus: Debt and Debt - Like Items 12/31/2023 $104,087 - Consists of $104.1 million of Lion Preferred Stock liquidation value a/o 12/31/2023 Implied Enterprise Value $99,122 (1) Excludes 450,118 options with strike prices above $3.17 (2) Excludes 315,060 non - qualified stock with strike prices above $3.17 $ in thousands

Summary Valuation Observations

Implied Cheetah Valuation Ranges

Comparable Public Companies	Target Metric Million (USD)	EV / Multiples: Low	25th Percentile	Median	75th Percentile	High	Implied Enterprise Value ($ millions): Low	25th Percentile	Median	75th Percentile	High	Implied Share Price: Low	25th Percentile	Median	75th Percentile	High
2024E Revenue	$27.9	0.3 x	0.9 x	3.8 x	6.2 x	9.0 x	$9.8	$25.7	$106.5	$173.6	$250.1	NM	NM	$3.61	$7.65	$12.25
2025E Revenue	$38.1	0.2 x	0.4 x	1.0 x	1.8 x	3.4 x	$9.2	$16.4	$39.6	$67.0	$128.3	NM	NM	NM	$1.23	$4.92
2024E Gross Profit	$11.0	1.0 x	1.8 x	18.8 x	21.7 x	35.7 x	$11.5	$19.9	$207.7	$239.1	$393.4	NM	NM	$9.70	$11.59	$20.87
2025E Gross Profit	$15.1	0.7 x	1.2 x	2.6 x	4.3 x	9.1 x	$10.4	$18.1	$39.8	$64.4	$136.8	NM	NM	NM	$1.08	$5.44
Premiums Paid																
Premiums Paid 1-Day	$2.60	-4.3%	25.2%	41.9%	55.2%	91.5%	$87.7	$100.4	$107.6	$113.4	$129.0	$2.48	$3.25	$3.68	$4.03	$4.97
Premiums Paid 1-Week	$2.51	-3.4%	24.3%	40.2%	54.8%	93.5%	$86.8	$98.3	$104.9	$111.0	$127.2	$2.43	$3.12	$3.52	$3.89	$4.86
Premiums Paid 1-Month	$3.04	-39.8%	15.4%	41.9%	52.6%	92.3%	$76.9	$104.8	$118.1	$123.5	$143.6	$1.83	$3.51	$4.31	$4.64	$5.85
Discounted Cash Flow																
Terminal Revenue							$24.4	$57.8	$97.9	$145.9	$203.5	NM	$0.68	$3.09	$5.99	$9.45

Source: *S&P Capital IQ, Bloomberg, and SEC filings as of 2/12/2024*
Premiums Paid metrics are as of 2/12/2014, not as of the offer date
Target metrics based on company financials provided by and approved for use by Company management

CRAIG-HALLUM CAPITAL GROUP LLC | 5

Summary Valuation Observations – Enterprise Value ▪ The green bars represent the 25th to 75th percentile for each of the respective valuation methodologies P UBLIC C OMPANY C OMPARABLES P REMIUMS P AID 6 Revenue 2024E 2025E Gross Profit 2024E 2025E DCF Rev. 1 - Day 1 - Month 1 - Week Source: S&P Capital IQ, Bloomberg, and SEC filings as of 2/12/2024 $9.8 $9.2 $11.5 $10.4 $87.7 $86.8 $76.9 $24.4 $128.3 $393.4 $136.8 $129.0 $127.2 $143.6 $203.5 $300 $250.1 $0 $100 $200 $400 Proposed Transaction Implied Enterprise Value ($99.1 million)

Summary Valuation Observations – Share Price ▪ The green bars represent the 25th to 75th percentile for each of the respective valuation methodologies P UBLIC C OMPANY C OMPARABLES P REMIUMS P AID 7 $3.17 Offer Price Revenue 2024E 2025E Gross Profit 2024E 2025E DCF Rev. 1 - Day 1 - Month 1 - Week NM deemed “Not Meaningful” due to stock prices representing negative figures NM NM NM NM NM $2.48 $2.43 $1.83 $12.25 $4.92 $20.87 $5.44 $9.45 $4.97 $4.86 $5.85

Selected Comparable Public Companies Analysis

COMPARABLE COMPANY ANALYSIS

$ in millions, except per share data						LTM Multiples			2024E Multiples			2025E Multiples		
Company	**Ticker**	**Stock Price**	**% of 52W High**	**Market Cap**	**Enterprise Value**	**Revenue**	**Gross Profit**	**Adj. EBITDA**	**Revenue**	**Gross Profit**	**Adj. EBITDA**	**Revenue**	**Gross Profit**	**Adj. EBITDA**
Luminar Technologies, Inc.	LAZR	$2.91	27.6%	$1,285.9	$1,586.4	27.0x	NM	NM	9.0x	NM	NM	3.4x	9.1x	NM
Hesai Group	HSAI	$4.03	17.1%	$541.1	$145.5	0.6x	1.9x	NM	0.4x	1.0x	9.7x	0.2x	0.7x	2.1x
MicroVision, Inc.	MVIS	$2.61	31.8%	$519.7	$437.5	NM	NM	NM	5.8x	18.8x	NA	1.5x	3.6x	NA
Innoviz Technologies Ltd.	INVZ	$1.67	34.5%	$299.6	$133.4	17.7x	NM	NM	1.8x	21.7x	NM	0.5x	1.6x	NM
Aeva Technologies, Inc.	AEVA	$1.07	53.5%	$308.8	$75.1	26.0x	NM	NM	6.4x	35.7x	NA	1.8x	4.5x	NA
Ouster, Inc.	OUST	$5.40	32.3%	$254.1	$72.4	1.0x	12.0x	NM	0.6x	1.8x	NM	0.4x	1.0x	NM
AEye, Inc.	LIDR	$1.30	5.3%	$9.1	($38.9)	NM	NM	NM	NM	NA	NA	NM	NM	NA
High				$1,285.9	$1,586.4	27.0x	12.0x	0.0x	9.0x	35.7x	9.7x	3.4x	9.1x	2.1x
75th Percentile				$530.4	$291.5	26.0x	9.5x	NA	6.2x	21.7x	9.7x	1.8x	4.3x	2.1x
Median				$308.8	$133.4	17.7x	7.0x	NA	3.8x	18.8x	9.7x	1.0x	2.6x	2.1x
25th Percentile				$276.9	$73.8	1.0x	4.4x	NA	0.9x	1.8x	9.7x	0.4x	1.2x	2.1x
Low				$9.1	-$38.9	0.6x	1.9x	0.0x	0.4x	1.0x	9.7x	0.2x	0.7x	2.1x
Cheetah (based on offer price)				$52.7	$99.1	7.8x	26.2x	NM	3.6x	9.0x	NM	2.6x	6.6x	NM

FINANCIAL ESTIMATES SUMMARY

$ in millions, except per share data		LTM	2024E	2025E	LTM	2024E	2025E	LTM	2024E	2025E	2024E - 2025E
Company	**Ticker**	**Revenue**	**Revenue**	**Revenue**	**Gross Profit**	**Gross Profit**	**Gross Profit**	**Gross Margin**	**Gross Margin**	**Gross Margin**	**Rev. Growth**
Luminar Technologies, Inc.	LAZR	$58.8	$177.0	$470.7	($67.7)	$29.9	$175.1	-115%	17%	37%	166.0%
Hesai Group	HSAI	$236.4	$415.7	$601.0	$75.8	$138.9	$210.5	32%	33%	35%	44.6%
MicroVision, Inc.	MVIS	$2.2	$75.0	$284.0	$0.3	$23.2	$120.4	12%	31%	42%	278.7%
Innoviz Technologies Ltd.	INVZ	$7.5	$74.1	$245.8	($11.9)	$6.2	$81.4	-158%	8%	33%	231.8%
Aeva Technologies, Inc.	AEVA	$2.9	$11.8	$41.0	($8.1)	$2.1	$16.8	-282%	18%	41%	246.7%
Ouster, Inc.	OUST	$69.8	$115.2	$183.1	$6.0	$40.0	$69.0	9%	35%	38%	58.9%
AEye, Inc.	LIDR	$2.5	$12.0	$76.0	($9.2)	NA	$14.4	-371%	NA	19%	533.3%
High		$236.4	$415.7	$601.0	$75.8	$138.9	$210.5	32%	35%	42%	533%
75th Percentile		$64.3	$146.1	$377.3	$3.1	$37.5	$147.8	10%	33%	39%	263%
Median		$7.5	$75.0	$245.8	($8.1)	$26.6	$81.4	-115%	24%	37%	232%
25th Percentile		$2.7	$43.1	$129.5	($10.5)	$10.4	$42.9	-220%	17%	34%	112%
Low		$2.2	$11.8	$41.0	($67.7)	$2.1	$14.4	-371%	8%	19%	45%
Cheetah		$12.7	$27.9	$38.1	$3.8	$11.0	$15.1	30%	40%	40%	36%

***Source**: S&P Capital IQ as of 2/12/2024, enterprise values based on TSM diluted shares outstanding*
"NM" (Not Meaningful) datapoints reflect negative multiples and any multiples >50x
"NA" (Not Applicable) datapoints reflect multiples in which consensus estimates are not available

CRAIG-HALLUM CAPITAL GROUP LLC | 8

M&A Premiums Paid Analysis - Methodology

- **Screening criteria:**
  - Deals completed or those announced since January 1, 2021 in the United States and Canada
  - Deals that were 100% cash transactions acquiring greater than 50% of the Target Company
  - Transaction equity value ranging from $20 million to $250 million
  - Includes only Technology Company transactions
  - 18 total transactions in analysis

Premiums Paid – At Time of Offer (12/19/2023)[1]

Premiums Paid Analysis (1)	1-Day	1-Week	1-Month
High	91.5%	93.5%	92.3%
75th Percentile	55.2%	54.8%	52.6%
Median	41.9%	40.2%	41.9%
25th Percentile	25.2%	24.3%	15.4%
Low	(4.3%)	(3.4%)	(39.8%)
Cheetah Closing Share Price	$3.02	$3.80	$3.00
Date	*12/19/2023*	*12/12/2023*	*11/19/2023*
Corresponding Premium (2)	*5.0%*	*-16.6%*	*5.7%*

Implied Price Per Share *Share price shown in USDs*	1-Day	1-Week	1-Month
High	$5.78	$7.35	$5.77
75th Percentile	$4.69	$5.88	$4.58
Median	$4.29	$5.33	$4.26
25th Percentile	$3.78	$4.72	$3.46
Low	$2.89	$3.67	$1.81

Premiums Paid – Current (2/12/2024)[3]

Premiums Paid Analysis (1)	1-Day	1-Week	1-Month
High	91.5%	93.5%	92.3%
75th Percentile	55.2%	54.8%	52.6%
Median	41.9%	40.2%	41.9%
25th Percentile	25.2%	24.3%	15.4%
Low	(4.3%)	(3.4%)	(39.8%)
Cheetah Closing Share Price	$2.60	$2.51	$3.04
Date	*2/12/2024*	*2/5/2024*	*1/12/2024*
Corresponding Premium (2)	*22.2%*	*26.3%*	*4.3%*

Implied Price Per Share *Share price shown in USDs*	1-Day	1-Week	1-Month
High	$4.97	$4.86	$5.85
75th Percentile	$4.03	$3.89	$4.64
Median	$3.68	$3.52	$4.31
25th Percentile	$3.25	$3.12	$3.51
Low	$2.48	$2.43	$1.83

__Source__: S&P Capital IQ as of 2/12/2024
(1) Represents 1 Day, 1 Week, and 1 Month Spot Premium for respective reference prices at time of offer
(2) Represents premium to Cheetah closing price in respective time periods for the current $3.17 offer price
(3) Represents 1 Day, 1 Week, and 1 Month Spot Premium prior to Current Stock Price as of 2/12/2024

CRAIG-HALLUM CAPITAL GROUP LLC | 9

Discounted Cash Flow Analysis – Summary & Sensitivity 10 Company financials provided by and approved for use by Company management Analysis does not reflect potential beneficial impact of accumulated net operating losses (“NOLs”) (1) Assumes 21.0% corporate tax rate (2) “NOPAT” defined as net operating profit after taxes (3) (As provided by and approved for use by Company management; Net Working Capital defined as the sum of Accounts Receivable, Inventory and Prepaid Expenses, less Accounts Payable and Accrued Expenses $ in millions 2028P 2027P 2026P 2025P 2024P $6.5 ($21.5) ($30.2) ($10.6) ($15.4) Operating Profit $0.8 $0.0 $0.0 $0.0 $0.0 Less: Taxes @ 21.0% (1) $7.3 ($21.5) ($30.2) ($10.6) ($15.4) NOPAT (2) $1.1 $0.7 $0.5 $0.4 $0.3 Plus: D&A ($2.8) ($1.4) ($0.7) ($0.8) $0.0 Less: CapEx ($12.0) ($9.0) $0.4 ($3.0) ($0.7) Less: ∆ Net Working Capital (3) ($6.3) ($31.3) ($30.0) ($13.9) ($15.8) Unlevered Free Cash Flow ($58.1) Discount @ 20.7% $156.0 PV of TV Revenue @ 2.5x $97.9 Implied Enterprise Value 3.50x 3.00x 2.50x 2.00x 1.50x 3.50x 3.00x 2.50x 2.00x 1.50x $9.45 $7.14 $4.84 $2.53 $0.22 15.7% $203.5 $165.2 $126.8 $88.5 $50.1 15.7% $8.06 $5.99 $3.91 $1.83 - $0.25 18.2% C $180.5 $145.9 $111.4 $76.8 $42.3 18.2% $6.85 $4.97 $3.09 $1.22 - $0.66 20.7% A C $160.2 $129.1 $97.9 $66.7 $35.5 20.7% $5.78 $4.08 $2.38 $0.68 - $1.01 23.2% W $142.4 $114.2 $86.0 $57.8 $29.6 23.2% $4.83 $3.29 $1.75 $0.21 - $1.32 25.7% $126.7 $101.2 $75.6 $50.0 $24.4 25.7% Implied Enterprise Value Terminal Revenue Multiple WACC Implied Stock Price Terminal Revenue Multiple

Weighted Average Cost of Capital Calculation

WACC CALCULATION

($ in millions)

	Comparable Public Companies						
	Hesai Group	Luminar Technologies, Inc.	MicroVision, Inc.	Innoviz Technologies Ltd.	Aeva Technologies, Inc.	Ouster, Inc.	AEye, Inc.
	HSAI	LAZR	MVIS	INVZ	AEVA	OUST	LIDR
Observed (Levered Beta) (a)	2.13	1.76	1.78	1.24	2.06	3.11	2.09
Adjusted Beta (b)	1.75	1.51	1.52	1.16	1.71	2.41	1.72
Total Debt	**$48**	**$625**	**$0**	**$0**	**$0**	**$45**	**$0**
Market Value of Equity	**$541**	**$1,286**	**$520**	**$300**	**$309**	**$254**	**$9**
Total Capitalization	**$589**	**$1,911**	**$520**	**$300**	**$309**	**$299**	**$9**
Total Debt to Equity Ratio	8.9%	48.6%	0.0%	--	--	17.9%	--
Total Debt / Total Capitalization	8.2%	32.7%	0.0%	--	--	15.2%	--
Equity / Total Capitalization	91.8%	67.3%	100.0%	100.0%	100.0%	84.8%	100.0%
Assumed Tax Rate	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%	21.0%
Unlevered Beta (c)	**1.64**	**1.09**	**1.52**	**1.16**	**1.71**	**2.11**	**1.72**

Cost of Equity - Capital Asset Pricing Model

Risk Free Rate (20-Year Treasury) (d)	4.1%
Market Risk Premium (e)	5.5%
Size Premium (f)	7.6%
Median Debt / Equity Ratio	0.0%
Median Unlevered Beta	1.64
Levered Beta	1.64
Estimated Cost of Equity (g)	**20.7%**
Cost of Debt	
Cost of Debt (h)	5.7%
After-Tax Cost of Debt	**4.5%**
Equity / Total Capitalization Ratio	100.0%
Total Debt / Total Capitalization Ratio	0.0%
Weighted Average Cost of Capital (i)	**20.7%**

ASSUMPTIONS

a) Observed beta (two year weekly per Bloomberg)

b) Adjusted beta equals [(levered beta) * (2/3)] + [1/3]

c) Unlevered beta equals adjusted levered beta divided by the quantity [1 + (the debt/equity ratio) * (1 – the tax rate)]

d) 10-year U.S. Treasury Note per Wall Street Journal

e) Kroll Capital "Cost of Capital Module" as of 12/31/2023

f) Kroll Capital "Cost of Capital Module" (defined as companies with market capitalization between $1.6 million and $97.4 million), 10B CRSP 10th Decile Brekadown

g) Capital Asset Pricing Model; [the risk-free rate of return] + [(the equity risk premium) * (levered beta)] + [the size premium]

h) Based on estimated cost of debt (defined as Moody's Seasoned Baa Corporate Bond Yield) as of December 2023

i) WACC equals [(the cost of equity) * (the equity/capital ratio)] + [(the cost of debt) * (the debt/total capital ratio) * (1 – the tax rate)]

***Source**: Bloomberg and S&P Global Capital IQ of 2/12/2024*

CRAIG-HALLUM CAPITAL GROUP LLC | 11

Private & Confidential Appendix 12

Selected M&A Transactions Data

COMPARABLE M&A TRANSACTIONS ANALYSIS										
Announced	Status	Target	Buyer	Implied Enterprise Value	Implied EV/LTM Revenue	Implied EV/NTM Revenue	Implied EV/Y+2 Revenue	Implied EV/LTM Gross Profit	Implied EV/NTM Gross Profit	Implied EV/Y+2 Gross Profit
9/14/2022	Closed	Velodyne Lidar, Inc.[1]	Ouster, Inc.	$2,151,289	0.0x	0.0x	0.0x	NM	0.2x	0.1x
9/14/2022	Closed	Ouster, Inc.[2]	Velodyne Lidar, Inc.	$94,978,958	2.3x	1.5x	0.9x	7.5x	5.2x	3.5x
12/1/2022	Closed	Certain assets of Ibeo Automotive Systems Gmbh[3]	MicroVision GmbH	$15,740,000	NA	NA	NA	NA	NA	NA
10/5/2021	Closed	Sense Photonics, Inc.[4]	Ouster, Inc.	$111,111,000	NA	NA	NA	NA	NA	NA
5/26/2019	Closed	First Sensor AG[5]	TE Connectivity Ltd.	$339,489,698	1.8x	1.8x	1.7x	3.4x	NA	NA
			High:	$339,489,698	2.3x	1.8x	1.7x	7.5x	5.2x	3.5x
			75th Percentile:	$111,111,000	2.1x	1.6x	1.3x	6.5x	3.9x	2.7x
			Median:	$94,978,958	1.8x	1.5x	0.9x	5.5x	2.7x	1.8x
			25th Percentile:	$15,740,000	0.9x	0.7x	0.5x	4.5x	1.4x	0.9x
			Low:	$2,151,289	0.0x	0.0x	0.0x	3.4x	0.2x	0.1x
			Cheetah (based on offer price):	$99,121,598	7.8x	3.6x	2.6x	26.2x	9.0x	6.6x

(1) Valuation based on 194,919,551 shares of OUST stock issued at $1.14 per share, less $220.0 million of cash; NTM revenue and gross profit reflect management estimates for calendar year 2023E of $61.1 million and $11.1 million, respectively; Y+2 revenue and gross profit reflect management estimates for calendar year 2024E of $95.3 million and $30.2 million, respectively; analysis does not take into consideration dilutive securities rolled in transaction

(2) Valuation based on 184,495,557 shares outstanding at time of merger announcement at $1.14 per share, less $115.3 million of net cash; NTM revenue and gross profit reflect management estimates for calendar year 2023E of $65.3 million and $18.4 million, respectively; Y+2 revenue and gross profit reflect management estimates for calendar year 2024E of $104.5 million and $27.0 million, respectively; analyses does not take into consideration dilutive securities outstanding at time of merger announcement

(3) Purchase price of €15.0 million, converted at a EUR-USD spot rate of 1.05

(4) Based on 11.1 million shares issued to Sense Photonics of OUST stock at $10.01 per share, inclusive of 0.5 million vested options and 1.6 million share earn out; exclusive of 4.8 million RSUs issued to Sense Photonics employees

(5) Implied enterprise value based on TE Connectivity investment equal to 71.87% pro forma ownership, acquiring 7,380,905 shares in First Sensor at a price of €28.25 per share, plus net debt of €16.7 million; converted at a EUR-USD spot rate of 1.11

- NTM revenue reflects consensus estimates at announcement for calendar year 2019E of $187.1 million; Y+2 revenue reflects consensus estimates at announcement for calendar year 2020E of $200.6 million; analyses does not take into consideration dilutive securities outstanding at time of merger announcement

***Source**: S&P Capital IQ as of 2/12/2024, SEC Edgar Filings*

CRAIG-HALLUM CAPITAL GROUP LLC | 13

Summary of Impact of Varying Potential Offer Prices 14 $2.60 Current Stock Price $3.17 Current Offer Price 22% Current 1 - Day Premium Current Shares Outstanding 15,846,935 Dilutive Securities Outstanding 775,375 16,622,310 Total Shares Outstanding 1,962,474 Koito Ownership 14,659,836 Non - Koito Shares Required from Koito Required from Koito $3.55 $3.50 $3.45 $3.40 $3.35 $3.30 $3.25 $3.20 $3.17 $5,570,738 $4,837,746 $4,104,754 $3,371,762 $2,638,770 $1,905,779 $1,172,787 $439,795 Incremental Cash $0 37% 35% 33% 31% 29% 27% 25% 23% 1 - Day Premium 22% $4.00 $3.95 $3.90 $3.85 $3.80 $3.75 $3.70 $3.65 $3.60 $12,167,664 $11,434,672 $10,701,680 $9,968,688 $9,235,697 $8,502,705 $7,769,713 $7,036,721 Incremental Cash $6,303,729 54% 52% 50% 48% 46% 44% 42% 40% 1 - Day Premium 38% Source : Koito shares held based on S&P Capital IQ as of 2/12/2024